                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274

            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 2004

                                                       Dated: July 1, 2005

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during July 2005 is 4.25%. This interest rate was calculated as follows:

Applicable LIBOR    +     Number of basis points      =     Initial Rate
for July 2005             set by State of Israel
                          at beginning of monthly
                          sales period

3.75%               +     50 BASIS POINTS             =     4.25%

Applicable LIBOR is then adjusted each July 1st and January 1st during the term of the notes.

Notes purchased in July 2005 will receive the rate and spread in effect for that sales period.

A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.